UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-16203	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Executive Compensation Plan

On June 12, 2014, the Board of Directors (the “Board”) of Par Petroleum Corporation (the “Company”), upon the recommendation of the compensation committee of the Board (the “Compensation Committee”), adopted a plan for the compensation of the Company’s officers and directors (the “Executive Compensation Plan”). The Executive Compensation Plan consists of a Stock Purchase Plan (the “SPP”), a Discretionary Long Term Incentive Plan for 2014 (the “2014 Discretionary LTIP”) and a NAV (Net Asset Value) Unit Plan (the “NAV Plan”). The Board also approved the Par Petroleum Corporation Directors’ Deferred Compensation Plan (the “Deferred Compensation Plan”).

The SPP is limited to the Company’s executive officers and directors who qualify as accredited investors under Rule 501(a) of the Securities Act of 1933, as amended. The SPP provides that each participant may, subject to compliance with securities laws and other regulations, during the six month period beginning with the date of adoption of the SPP, purchase, in a single transaction, up to $1.0 million of shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), at a per Share purchase price equal to the closing price of the Common Stock (as quoted on its principal trading market on the date of purchase). The sale or transfer of the Shares by such participant would be limited for the earlier of (i) two years from the date of purchase or (ii) the termination of the participant’s service with the Company or its affiliates for any reason. The purchase of the Shares will be made pursuant to the terms and conditions of a Subscription and Lock-Up Agreement (the “Subscription Agreement”). Additionally, the SPP provides that each purchasing participant will be granted a number of shares of restricted Common Stock under the Par Petroleum Corporation 2012 Long Term Incentive Plan (the “2012 LTIP”) equal to 20% of the Shares purchased with 50% of the restricted Common Stock vesting on each of the two annual anniversaries of the date of grant, pursuant to the terms and conditions of the Award of Restricted Stock (the “SPP Award Agreement”). Each purchasing participant will also be granted a nonstatutory stock option with a 5-year term to purchase a number of shares of Common Stock under the 2012 LTIP (with an exercise price equal to the Fair Market Value (as defined in the 2012 LTIP) on the date of grant) equal to certain specified percentages of the Shares purchased based on a Black Scholes model (35% volatility) with one-third of the option vesting on each of the first three annual anniversaries of the date of grant, pursuant to the terms of the Nonstatutory Stock Option Agreement (the “SPP Option Agreement”). Such percentages are as follows: 50% for a non-employee chairman of the Board, 35% for non-employee members of the Board and 50-70% for executive officers.

The 2014 Discretionary LTIP provides for the grant of (i) cash bonuses, (ii) restricted Common Stock, (iii) restricted stock units, and (iv) nonstatutory stock options to certain employees selected by the Compensation Committee. Cash bonuses under the 2014 Discretionary LTIP will be paid to the participants after the Committee’s determination of the satisfaction of certain performance criteria and is subject to the participants continued employment through the payment date. Awards of restricted Common Stock/restricted stock units (for Canadian employees) under the 2014 Discretionary LTIP will be made under the 2012 LTIP at the end of each calendar quarter beginning with the second quarter of 2014 with the number of shares for such awards based on the VWAP of the Common Stock during the immediately preceding 30 calendar days, subject to the Committee’s determination of the satisfaction of certain performance criteria and the ultimate number of awards that will be subject to time-based vesting, with one-third of the stock/units vesting on each of the three annual anniversaries of the date of the Committee’s determination. Awards of restricted Common Stock and restricted stock units will be made pursuant to the terms and conditions of an Award of Restricted Stock (the “Discretionary LTIP Restricted Stock Award”) and an Award of Restricted Stock Units (the “Discretionary LTIP RSU Award”), respectively. Awards of nonstatutory stock options under the 2014 Discretionary LTIP with a 5-year term will be made under the 2012 LTIP at the end of each calendar quarter beginning with the second quarter of 2014 with the number of shares for such awards based on a Black Scholes model (35% volatility) (with an exercise price equal to the Fair Market Value on the date of grant), subject to the Committee’s determination of the satisfaction of certain performance criteria and the ultimate number of awards that will be subject to time-based vesting, with one-third of the options vesting on each of the first three annual anniversaries of the date of the Committee’s determination. Such awards will be made pursuant to the terms and conditions of a Nonstatutory Stock Option Agreement (the “Discretionary LTIP Option Agreement”).

Participants in the NAV Plan are certain employees selected by the Committee to be eligible to receive an award of NAV units (the “NAV Units”). No NAV Units will be vested and payable until the earlier of a change in control of the Company or March 1, 2016, subject to the participant’s continued employment through such date, and NAV Units will be paid in cash only within 60 days of a change in control of the Company or in cash or by the issuance of shares of Common Stock under the 2012 LTIP, in the discretion of the Committee, within 60 days of March 1, 2016. The value of each NAV Unit will be equal to (a) the book value of the Company based upon the Company’s immediately preceding quarterly or annual financial statements prior to the earlier of the date of a change in control of the Company or March 1, 2016, divided by the total issued and outstanding shares of Common Stock on the date of such financial statements, as determined by the Committee, minus (b) the book value of the Company based upon the Company’s immediately preceding quarterly or annual financial statements prior to the date of grant divided by the total issued and outstanding shares of Common Stock on the date of grant. The awards of NAV Units will be made pursuant to the terms and conditions of the NAV Units Plan Award (the “NAV Unit Award”).

The Deferred Compensation Plan is an unfunded compensation plan for the non-employee members of the Board, pursuant to which such non-employee directors may defer the payment of compensation to a future date pursuant to the terms of the Deferral Election Form (the “Deferral Election Form”).

The foregoing descriptions of the SPP, 2014 Discretionary LTIP, the NAV Plan and the Deferred Compensation Plan are not complete and are qualified in their entirety by reference to the full text of the Subscription Agreement, SPP Award Agreement, the SPP Option Agreement, the 2014 Discretionary LTIP, the Discretionary LTIP Restricted Stock Award, the Discretionary LTIP RSU Award, the Discretionary LTIP Option Agreement, the NAV Plan, the NAV Unit Award, the Deferred Compensation Plan and the Deferral Election Form, which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5, Exhibit 10.6, Exhibit 10.7, Exhibit 10.8, Exhibit 10.9, Exhibit 10.10 and Exhibit 10.11, respectively, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Subscription and Lock-Up Agreement.

10.2	Form of Award of Restricted Stock (Stock Purchase Plan).

10.3	Form of Nonstatutory Stock Option Agreement (Stock Purchase Plan).

10.4	Par Petroleum Corporation Discretionary Long Term Incentive Plan for 2014 dated June 12, 2014.

10.5	Form of Award of Restricted Stock (Discretionary Long Term Incentive Plan).

10.6	Form of Award of Restricted Stock Units (Discretionary Long Term Incentive Plan).

10.7	Form of Nonstatutory Stock Option Agreement (Discretionary Long Term Incentive Plan).

10.8	Par Petroleum Corporation NAV (Net Asset Value) Unit Plan dated June 12, 2014.

10.9	Form of NAV Units Plan Award.

10.10	Par Petroleum Corporation Directors’ Deferred Compensation Plan dated June 12, 2014.

10.11	Deferral Election Form.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: July 11, 2014	/s/ Brice Tarzwell
Brice Tarzwell Senior Vice President, Chief Legal Officer and Secretary

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